As filed with the Securities and Exchange Commission on August 11, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UTSTARCOM, INC.

(Exact name of Registrant as specified in its charter)

Delaware	52-1782500
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

UTSTARCOM, INC.
1275 Harbor Bay Parkway
Alameda, California 94502

(Address of principal executive offices) (Zip Code)

UTSTARCOM, INC. 2006 EQUITY INCENTIVE PLAN

(Full title of the plan)

Hong Liang Lu
President and Chief Executive Officer
UTSTARCOM, INC.
1275 Harbor Bay Parkway
Alameda, California 94502
(510) 864-8800

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Carmen Chang, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.00125 par value per share, of UTStarcom, Inc. (3)	8,555,214 shares	$6.73	$57,576,590.22	$6,160.70

(1)             Includes 4,500,000 shares of common stock (the “Common Stock”) of UTStarcom, Inc. (the “Company”) that may be awarded and sold under the 2006 Equity Incentive Plan (the “2006 Plan”) of the Company plus 2,692,199 shares previously reserved for issuance under the Company’s 1997 Stock Plan, 832,000 shares previously reserved for issuance under the Company’s 2001 Director Option Plan, and 531,015 shares previously reserved for issuance under the Company’s 2003 Non-Statutory Stock Option Plan (collectively, the “Prior Plans”). The shares previously reserved under the Prior Plans are not subject to any outstanding awards under the Prior Plans and are issuable under the 2006 Plan pursuant to its terms. This registration statement on Form S-8 (this “Registration Statement”) also covers any additional shares that become issuable under the 2006 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Company’s outstanding shares of common stock.

(2)             Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) and h(1) promulgated under the Securities Act, on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq Stock Market on August 7, 2006.

(3)             Includes an indeterminate amount of interests related to the Common Stock to be issued under the Registrant’s 2006 Equity Incentive Plan, all of which are generally nontransferable, including stock options and other equity awards.

Explanatory Statement

On July 21, 2006, the stockholders of UTStarcom, Inc. (the “Registrant”) approved the 2006 Equity Incentive Plan (the “2006 Plan”). The 2006 Plan reserves 4,500,000 shares of the Registrant’s common stock for issuance thereunder plus any shares (i) reserved but not issued under the 1997 Stock Plan, 2001 Director Option Plan or 2003 Non-Statutory Stock Plan (the “Prior Plans”) or (ii) subject to outstanding options or other equity awards which terminate, expire or are forfeited or repurchased by the Registrant under the Prior Plans (the “Rollover Shares”). 4,055,214 Rollover Shares are being registered pursuant to this Registration Statement. The Prior Plans will remain in effect with respect to all outstanding options or other equity awards granted under the Prior Plans which have not been terminated, expired, forfeited or repurchased by the Registrant.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

*                    Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Information Incorporated by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)          the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and filed with the Commission on June 1, 2006, as amended by Amendment No. 1 on Form 10-K/A and filed with the Commission on June 26, 2006;

(b)         the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and filed with the Commission June 22, 2006, as amended by Amendment No. 1 on Form 10-Q/A and filed with the Commission on June 26, 2006, the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and filed with the Commission August 9, 2006, and the Registrant’s Current Reports on Form 8-K (i) dated February 28, 2006 and filed with the Commission on March 6, 2006, (ii) dated March 16, 2006 and filed with the Commission on March 16, 2006, (iii) dated March 20, 2006 and filed with the Commission on March 23, 2006, (iv) dated April 5, 2006 and filed with the Commission on April 5, 2006, (v) dated April 10, 2006 and filed with the Commission on April 14, 2006, (vi) dated April 13, 2006 and filed with the Commission on April 19, 2006, (vii) dated April 3, 2006 and filed with the Commission on April 20, 2006, (viii) dated April 27, 2006 and filed with the Commission on May 3, 2006, (ix) dated May 5, 2006 and filed with the Commission on May 11, 2006, (x) dated May 12, 2006 and filed with the Commission on May 18, 2006, (xi) dated May 22, 2006 and filed with the Commission on May 24, 2006, (xii) dated June 13, 2006 and filed with the Commission on June 16, 2006, (xiii) dated June 30, 2006 and filed with the Commission on June 30, 2006, and (xiv) dated July 21, 2006 and filed with the Commission on July 27, 2006; and

(c)          the description of the Registrant’s Common Stock as set forth in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on February 23, 2000, as amended.

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. The Company specifically excludes from incorporation any information that has been furnished and not filed pursuant to Item 2.02 or Item 7.01 of the Company’s Current Reports on Form 8-K. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Carmen Chang, a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation, is an Assistant Secretary of the Registrant. Wilson Sonsini Goodrich & Rosati, Professional Corporation, is corporate counsel to the Registrant.

Item 6.   Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, the Registrant may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative other than actions by or on behalf of the Registrant, by reason of the fact that such person is or was one of its officers or directors, or is or was serving at the Registrant’s request as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. Under Delaware law, the Registrant may also indemnify officers and directors against the expenses which such officer or director actually and reasonably incurred in an action by or on behalf of the Registrant under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to us.

The Registrant’s certificate of incorporation contains a provision to limit the personal liability of its directors for violations of their fiduciary duty. This provision eliminates each director’s liability to the Registrant or its stockholders for monetary damages to the fullest extent permitted under Delaware law. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

The Registrant’s bylaws provide for indemnification of its officers and directors to the fullest extent permitted by law.

The Registrant has also entered into indemnification agreements with its directors and officers. The indemnification agreements provide indemnification to its directors and officers under certain circumstances for acts or omissions which may not be covered by directors’ and officers’ liability insurance. The Registrant has also obtained directors’ and officers’ liability insurance, which insures against liabilities that its directors and officers may incur in such capacities.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

Reference is made to the Exhibit Index below.

Item 9.   Undertakings.

(a)   The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)   To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on August 11, 2006.

UTSTARCOM, INC.

By:	/s/ Hong Liang Lu
Hong Liang Lu
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Hong Liang Lu and Francis P. Barton as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ HONG LIANG LU	President and Chief Executive Officer (Principal Executive Officer),	August 11, 2006
Hong Liang Lu	Chairman of the Board of Directors

/s/ FRANCIS P. BARTON	Executive Vice President and Chief Financial Officer (Principal	August 11, 2006
Francis P. Barton	Financial and Accounting Officer)

/s/ JEFF CLARKE	Director	August 11, 2006
Jeff Clarke

/s/ LARRY D. HORNER	Director	August 11, 2006
Larry D. Horner

Director
Allen Lenzmeier

/s/ THOMAS J. TOY	Director	August 11, 2006
Thomas J. Toy

/s/ YING WU	Director	August 11, 2006
Ying Wu

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	UTStarcom, Inc. 2006 Equity Incentive Plan*
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in the opinion filed as Exhibit 5.1 hereto).
24.1	Power of Attorney (contained in the signature page to this Registration Statement).

*                    Incorporated by reference to the registrant’s Current Report on Form 8-K, which was filed with the Commission on July 27, 2006